Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:
Robin Weinberg
(212) 840-0008
ir@soundview.com

SOUNDVIEW TECHNOLOGY REPORTS
SECOND QUARTER 2003 RESULTS

July 21, 2003, Old Greenwich, CT — SoundView Technology Group, Inc. (Nasdaq:SNDV), parent of SoundView Technology Corporation, a research driven securities firm, today reported results for the second quarter ended June 30, 2003.

Second Quarter Highlights

•                  Revenues for the second quarter were $25.8 million, compared to $23.6 million last quarter and $32.0 million for the second quarter a year ago.

•                  Expenses were $29.9 million compared to $27.0 million last quarter and $37.4 million for the second quarter a year ago.

•                  On a GAAP basis, the Company reported a quarterly net loss of $2.3 million or $(0.13) per share on 18.4 million weighted average shares, compared to a net loss of $3.4 million in the first quarter or $(0.18) per share on 18.7 million weighted average shares and a net loss of $30.1 million or $(1.58) per share on 19.0 million weighted average shares in the second quarter a year ago.

•                  On a cash basis, which excludes depreciation and amortization, amortization of intangible assets and charges related to stock based compensation, the Company reported quarterly cash net income of $2.2 million or $0.12 per share compared to a cash net income of $1.2 million or $0.06 per share last quarter and cash net income of $18 thousand or $0.00 per share for the second quarter a year ago.  We believe that the use of cash based metrics is an important tool in managing the Company’s financial health and will enable investors to better gauge our ability to control costs.

•                  The Company reported quarterly cash net income from its core operations of $1.0 million or $0.06 per share versus cash net income of $1.4 million or $0.08 per share in the prior quarter.  Cash net loss from core operations was $193,000 or $(0.01) per share in the second quarter of 2002. The Company reported cash net income from its core operations of $2.4 million or $0.14 per share for the six months ended June 30, 2003 in comparison with cash net loss from core operations of $5.1 million or $(0.27) per share for the comparable period in the prior year.  Cash net income from core operations excludes losses on the Company’s private investment portfolio and the income tax benefit.  We believe that our focus on cash net income (loss) from core operations provides investors with a useful picture of our primary business on a period to period basis.

•                  The Company’s liquidity position (cash and cash equivalents, short term investments and receivables from clearing broker) increased to $139.1 million from $136.9 million last quarter.

•                  The Company reported book value of $10.01 per share and tangible book value of $6.76 per share based on 21.0 million common shares and 0.8 million vested in-the-money options and warrants outstanding as of June 30, 2003.  Book value includes $11.6 million of proceeds from the assumed repayment of a note receivable for the sale of common stock and from the assumed exercises of vested in-the-money options and warrants outstanding.

“The market in the second quarter showed signs of improvement,” said Mark F. Loehr, Chief Executive Officer of SoundView.  “We were pleased to see revenues improve from last quarter and are hopeful that this signals a trend we will continue to see over the next several months.  We already are seeing increased brokerage activity and promising signs of an improved environment for investment banking.  We view 2003 as an inflection point for profitability on a cash basis and are encouraged that we have achieved positive cash net income from core operations each month this year.”

“We continued to add key employees this quarter.  We believe these additions position us to take advantage of an upturn in the business environment.  We also believe that we made an important move to increase institutional interest in our stock via implementing a one-for-five reverse stock split.  All of our numbers reflect that split for historical comparisons.”

SUMMARY FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30, 2003	June 30, 2002
REVENUES:
Brokerage	$22,499,438	$27,337,158
Investment banking	1,731,688	2,574,179
Asset management fees	1,429,986	1,561,371
Interest and investment income	493,815	1,540,457
Loss on investments	(371,527)	(974,830)
Total revenues	25,783,400	32,038,335
Total expenses	29,881,838	37,412,880
Loss from operations	(4,098,438)	(5,374,545)
Gain on strategic investment	—	1,185,875
Income tax provision (benefit)	(1,755,115)	25,899,745
Net loss	$(2,343,323)	$(30,088,415)
Net loss per share(A):
Basic	(0.13)	(1.58)
Diluted	(0.13)	(1.58)
Weighted average shares used in the computation of net loss per share(A):
Basic	18,380,608	18,983,858
Diluted	18,380,608	18,983,858

(A)      All share and per share amounts for 2002 and 2003 have been retroactively adjusted to give effect to the one-for-five reverse stock split which became effective before the market opened on June 30, 2003.

BUSINESS HIGHLIGHTS

Brokerage

Revenues from institutional brokerage were $22.5 million in the second quarter compared to $20.0 million in the first quarter, and $27.3 million in the second quarter a year ago.  “We believe that an upturn in the economy in the coming months and increasing market share in the institutional brokerage business will further drive this segment of the business,” commented Mr. Loehr.

Investment Banking

Revenues from investment banking were $1.7 million in the second quarter, flat compared to revenues of $1.7 million in the first quarter and down from revenues of $2.6 million in the second quarter a year ago.  “We are seeing signs of an opening of the capital markets window as evidenced by our position as co-manager on the recently completed InterVideo initial public offering,” said Mr. Loehr

Loss on Investments

The Company reported losses on investments in the second quarter of $0.4 million, compared with reported losses of $0.7 million last quarter and $1.0 million in the comparable quarter last year.  These losses consist primarily of write-downs on private equity investments made in earlier periods.  The Company evaluates each investment, its cash position and future requirements as well as any pending liquidity events on financings.

EXPENSES

Total expenses were $29.9 million compared to $27.0 million in the previous quarter and $37.4 million in the second quarter a year ago.  The increase in expenses for the quarter was in part due to increased compensation costs and additional marketing and business development efforts.  Headcount was 225 at June 30, 2003 which is relatively unchanged from 224 at March 31, 2003 and is down from 239 at June 30, 2002.

Compensation and Benefits

Compensation and benefits accounted for $17.6 million of total expenses, an increase from $15.4 million in the first quarter and a decrease from $21.2 million in the second quarter a year ago.

CASH & BOOK VALUE

The Company ended the quarter with a strong liquidity position of $139.1 million, or $6.62 per common share.  Book value and tangible book value per share as of June 30, 2003 were $10.01 and $6.76 per share, respectively.

REVERSE STOCK SPLIT

At SoundView’s Annual Meeting on June 12, Stockholders approved the Company’s proposal to effect a one -for -five reverse stock split of the Company’s common stock, par value $0.01 per share.

The reverse stock split was effective before the market opened on June 30, 2003 to shareholders of record before the market opened on June 30, 2003.  The Company’s stock is trading under the ticker symbol, “SNDVD” through July 28th to signal to the public that SoundView has implemented a reverse stock split.  On July 29th, SoundView’s ticker symbol will revert back to the former symbol “SNDV.”

ODD -LOT TENDER OFFER

The Company commenced a tender offer on July 3, 2003 that is currently open through August 15, 2003 for the purchase of shares of its common stock, par value $0.01 per share, held by persons owning fewer than 100 shares (an “odd-lot stockholder”) immediately before the start of trading on June 30, 2003. The Company will pay $11.00 for each share properly tendered by an odd-lot stockholder. (This price represents a premium of 8% over the closing price of the common stock on the NASDAQ Stock Market on June 30, 2003.)

The odd-lot tender offer is intended to reduce the administrative cost associated with the smallest accounts and provide a cost effective method for odd-lot stockholders to dispose of small numbers of shares.

Questions or requests for documents may be directed to Georgeson Shareholder Communications, the Information Agent for the tender offer, by telephone at (888-349-9062) (toll free) or in writing at SoundView Odd-lot Offer, c/o Georgeson Shareholder, 17 State Street, 28th Floor, New York, NY 10004.

NEW HIRES

The Company announced three key hires during the quarter.  Doug Henderson joined SoundView from J.P. Morgan as a Managing Director and Head of Sales Trading. Tim Ng joined the Company from CSFB as a Managing Director and Head of Mergers and Acquisitions.  Hans Mosesmann joined SoundView from Prudential Securities as a Managing Director and equity analyst following the Semiconductor Device industry.  This past week, Cary Potter joined SoundView from CSFB as a senior sales trader.

OUTLOOK

“We continue to believe that business conditions will improve as the year progresses and that we are positioned to be a considerable presence in our areas of expertise,” said Mr. Loehr.  “Our restructuring is well behind us and we look forward to using our healthy balance sheet to take advantage of the current environment.  Our plan to expand our research footprint will certainly increase the opportunity for us to expand the depth and scope of service to our clients.”

About SoundView Technology Group, Inc.

SoundView Technology Group, Inc. (NASDAQ: SNDV) is the parent of SoundView Technology Corporation, a research driven securities firm focused on dynamic, growth-based business models.  Research is the core driver of all of SoundView’s products and services.  Our perspective and the quality of our analysis have earned us the recognition of top institutional investors and corporate clients who rely on our research for daily investment insight. SoundView’s services include investment banking, M&A, institutional sales & trading, and venture capital.  SoundView produces comprehensive sell-side equity research on over 160 technology companies and industries.  For more information, please see www.soundview.com.

Important Information Regarding Statements Made In This Release

The statements in this earnings release that are not historical facts, including, most importantly, information concerning possible results of operations, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements preceded by, followed by, or that include the words “intend,” “expect”, “optimistic,” “anticipate” or similar expressions typically constitute “forward-looking statements.”  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or those of the industry in which we operate, to be materially different from any expected future results, performance or achievements expressed or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings, levels of retail and institutional trading of equity securities, the impact of trading in decimals on market making profitability, merger and acquisition activity and the climate for venture capital investing, as well as the risk factors discussed in the periodic reports filed by SoundView Technology Group, Inc. from time to time with the Securities and Exchange Commission. SoundView does not intend to update or revise any forward looking information contained in this release.

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SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Six Months Ended		Three Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

REVENUES:
Investment banking	$3,428,365	$6,591,874	$1,731,688	$2,574,179
Brokerage	42,453,936	52,508,009	22,499,438	27,337,158
Asset management fees	2,859,375	2,957,266	1,429,986	1,561,371
Interest and investment income	1,737,432	2,477,544	493,815	1,540,457
Losses on investments	(1,102,703)	(3,481,874)	(371,527)	(974,830)
Total revenues	49,376,405	61,052,819	25,783,400	32,038,335

EXPENSES:
Compensation and benefits	32,934,001	48,382,872	17,558,339	21,221,406
Brokerage and clearance	6,714,544	8,560,616	3,432,795	4,230,914
Marketing and business development	2,019,030	4,030,210	1,065,045	2,226,187
Amortization of intangible assets and goodwill	2,037,498	2,768,056	1,018,749	1,281,249
Goodwill impairment	—	1,130,550	—	—
Professional services	2,159,163	3,480,691	1,020,270	1,850,679
Communications and technology	3,951,452	6,808,187	2,105,795	2,602,764
Discontinuance of European operations	—	6,271,000	—	—
Depreciation and amortization	2,268,698	3,273,005	1,130,674	1,256,817
Occupancy	3,288,892	3,982,261	1,715,725	1,793,209
Loss from consolidation of office space	—	8,479,798	—	—
Other	1,551,030	2,280,397	834,446	949,655
Total expenses	56,924,308	99,447,643	29,881,838	37,412,880
Net loss before gain on strategic investment, income taxes and minority interest	(7,547,903)	(38,394,824)	(4,098,438)	(5,374,545)
Gain on strategic investment	—	1,185,875	—	1,185,875
Net loss before income taxes and minority interest	(7,547,903)	(37,208,949)	(4,098,438)	(4,188,670)
Income tax (benefit) provision	(1,755,115)	20,192,805	(1,755,115)	25,899,745
Minority interest in net loss of subsidiary	—	8,087,811	—	—
Net loss	$(5,792,788)	$(49,313,943)	$(2,343,323)	$(30,088,415)
Net loss per share(A):
Basic	$(0.31)	$(2.61)	$(0.13)	$(1.58)
Diluted	$(0.31)	$(2.61)	$(0.13)	$(1.58)
Weighted average shares used in the computation of net loss per share(A):
Basic	18,519,145	18,914,117	18,380,608	18,983,858
Diluted	18,519,145	18,914,117	18,380,608	18,983,858

(A)      All share and per share amounts for 2002 and 2003 have been retroactively adjusted to give effect to the one-for-five reverse stock split which became effective before the market opened on June 30, 2003.

SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS

CASH AND CASH EQUIVALENTS	$46,778,207	$72,863,574

OTHER SHORT TERM INVESTMENTS	79,838,454	76,048,146

RECEIVABLE FROM CLEARING BROKER	12,460,974	8,182,560

SECURITIES OWNED, at market or fair value	4,702,921	4,353,810

INVESTMENT BANKING FEES RECEIVABLE	314,220	752,199

INVESTMENTS	15,316,049	15,560,190

INTANGIBLE ASSETS, net of accumulated amortization	70,833,671	72,871,169

FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net of accumulated depreciation and amortization	11,353,906	13,622,604

PREPAID EXPENSES	2,590,283	2,077,779

DEFERRED TAX AND OTHER ASSETS, NET	4,499,127	4,518,110

Total assets	$248,687,812	$270,850,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Securities sold but not yet purchased, at market value	$659,175	$6,755
Accounts payable and accrued expenses	4,736,524	6,097,869
Accrued compensation	12,103,555	25,543,534
Reserve for lease loss	17,156,825	19,080,636
Other liabilities	7,207,147	8,877,864
Total liabilities	41,863,226	59,606,658

STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	206,824,586	211,243,483
Total liabilities and stockholders’ equity	$248,687,812	$270,850,141

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SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET LOSS TO CASH NET INCOME (LOSS) PER SHARE

		Earnings per share(A)
Six months ended June 30, 2003:		Basic	Diluted
GAAP net loss	$(5,792,787)	$(0.31)	$(0.31)
Add back (deduct) one-time items:
Severance charges	407,273	0.02	0.02
Interest received on note repayment	(622,697)	(0.03)	(0.03)
Add back non-cash expenses:
Stock based compensation expense	4,803,351	0.26	0.26
Depreciation and amortization	2,268,698	0.12	0.12
Amortization of intangible assets	2,037,498	0.11	0.11
Income tax benefit	(1,755,115)	(0.09)	(0.09)
Loss on investments	1,102,703	0.06	0.06
Cash net income from core operations	2,448,924	0.14	0.14
Adjust for cash one-time items and loss on investments:
Cash severance charges	(352,449)	(0.02)	(0.02)
Interest received on note repayment	622,697	0.03	0.03
Income tax benefit	1,755,115	0.09	0.09
Loss on investments	(1,102,703)	(0.06)	(0.06)
Cash net income	$3,371,584	$0.18	$0.18

Weighted average shares used in the computation of net income per share:		18,519,145	18,559,586

		Earnings per share(A)
Three months ended June 30, 2003:		Basic	Diluted
GAAP net loss	$(2,343,322)	$(0.13)	$(0.13)
Add back (deduct) one-time items:
Severance charges	209,591	0.01	0.01
Add back non-cash expenses:
Stock based compensation expense	2,394,232	0.13	0.13
Depreciation and amortization	1,130,674	0.06	0.06
Amortization of intangible assets	1,018,749	0.06	0.06
Income tax benefit	(1,755,115)	(0.09)	(0.09)
Loss on investments	371,527	0.02	0.02
Cash net income from core operations	1,026,336	0.06	0.06
Adjust for cash one-time items and loss on investments:
Cash severance charges	(202,129)	(0.01)	(0.01)
Income tax benefit	1,755,115	0.09	0.09
Loss on investments	(371,527)	(0.02)	(0.02)
Cash net income	$2,207,795	$0.12	$0.12

Weighted average shares used in the computation of net income per share:		18,380,608	18,673,592

(A)      All share and per share amounts for 2002 and 2003 have been retroactively adjusted to give effect to the one-for-five reverse stock split which became effective before the market opened on June 30, 2003.

		Earnings per share(A)
Three months ended March 31, 2003:		Basic	Diluted
GAAP net loss	$(3,449,465)	$(0.18)	$(0.18)
Add back (deduct) one-time items:
Severance charges	197,682	0.01	0.01
Interest received on note repayment	(622,697)	(0.03)	(0.03)
Add back non-cash expenses:
Stock based compensation expense	2,409,119	0.13	0.13
Depreciation and amortization	1,138,024	0.06	0.06
Amortization of intangible assets	1,018,749	0.05	0.05
Loss on investments	731,176	0.04	0.04
Cash net income from core operations	1,422,588	0.08	0.08
Adjust for cash one-time items and loss on investments:
Cash severance charges	(150,320)	(0.01)	(0.01)
Interest received on note repayment	622,697	0.03	0.03
Loss on investments	(731,176)	(0.04)	(0.04)
Cash net income	$1,163,789	$0.06	$0.06

Weighted average shares used in the computation of net income per share:		18,659,085	18,724,057

		Earnings per share(A)
Six months ended June 30, 2002:		Basic	Diluted
GAAP net loss	$(49,313,943)	$(2.61)	$(2.61)
Add back (deduct) one-time items:
Lease loss	8,479,798	0.45	0.45
Discontinuance of European operations	(1,195,904)	(0.06)	(0.06)
Gain on strategic investment	(1,185,875)	(0.06)	(0.06)
Severance charges	4,114,813	0.22	0.22
Impairment of goodwill	1,130,550	0.06	0.06
Add back non-cash expenses:
Stock based compensation expense	3,776,402	0.20	0.20
Depreciation and amortization	3,273,005	0.17	0.17
Other	(639,996)	(0.03)	(0.03)
Amortization of intangible assets	2,768,056	0.15	0.15
Income tax expense	20,192,805	1.06	1.06
Loss on investments	3,481,874	0.18	0.18
Cash net loss from core operations	(5,118,415)	(0.27)	(0.27)
Adjust for cash one-time items and loss on investments:
Gain on strategic investment	1,185,875	0.06	0.06
Discontinuance of European operations	(5,964,000)	(0.32)	(0.32)
Loss from consolidation of office space	(6,733,625)	(0.36)	(0.36)
Cash severance charges	(2,350,088)	(0.12)	(0.12)
Loss on investments	(3,481,874)	(0.18)	(0.18)
Cash net loss	$(22,462,127)	$(1.19)	$(1.19)

Weighted average shares used in the computation of net loss per share:		18,914,117	18,914,117

(A)      All share and per share amounts for 2002 and 2003 have been retroactively adjusted to give effect to the one-for-five reverse stock split which became effective before the market opened on June 30, 2003.

		Earnings per share(A)
Three months ended June 30, 2002:		Basic	Diluted
GAAP net loss	$(30,088,415)	$(1.58)	$(1.58)
Add back (deduct) one-time items:
Gain on strategic investment	(1,185,875)	(0.06)	(0.06)
Add back non-cash expenses:
Stock based compensation expense	1,988,886	0.10	0.10
Depreciation and amortization	1,256,817	0.07	0.07
Other	(319,998)	(0.02)	(0.02)
Amortization of intangible assets	1,281,249	0.07	0.07
Income tax expense	25,899,745	1.36	1.36
Loss on investments	974,830	0.05	0.05
Cash net loss from core operations	(192,761)	(0.01)	(0.01)
Adjust for cash one-time items and loss on investments:
Gain on strategic investment	1,185,875	0.06	0.06
Loss on investments	(974,830)	(0.05)	(0.05)
Cash net income	$18,284	$0.00	$0.00

Weighted average shares used in the computation of net income (loss) per share:		18,983,858	19,796,867

(A)      All share and per share amounts for 2002 and 2003 have been retroactively adjusted to give effect to the one-for-five reverse stock split which became effective before the market opened on June 30, 2003.

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